Exhibit 10.1

RADVIEW SOFTWARE LTD.

EMPLOYEE SHARE PURCHASE PLAN

1.             Purpose.  The purpose of the RadView Software Ltd. Employee Share Purchase Plan is to provide Eligible Employees of the Company and its Subsidiaries with a means to acquire Ordinary Shares through payroll deductions.  The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and shall be interpreted and construed accordingly.

2.           Definitions.  For purposes of the Plan, the following terms have the following meanings:

(a)          “Account” shall mean the bookkeeping account established in the name of each Participant to reflect the payroll deductions made on behalf of the Participant.

(b)         “Board” shall mean the Board of Directors of the Company.

(c)          “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d)         “Committee” shall mean the committee appointed to administer the Plan in accordance with Section 4 or, if no such committee is duly constituted or appointed, the Board.

(e)          “Company” shall mean RadView Software Ltd., an Israeli corporation, and any successor thereto.

(f)            “Compensation” shall mean the base compensation paid by the Company or a Subsidiary to a Participant excluding any bonuses, overtime pay, severance, sick leave, expense and relocation allowances, gains from the exercise of stock options and other irregular payments (except commissions).

(g)         “Eligible Employee” shall mean, with respect to an Offering Period, any Employee on the Enrollment Date who satisfies each of the following criteria:

(i)           the Employee does not immediately after the grant, directly or indirectly, own stock (as defined by the Code) and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any “parent corporation” or “subsidiary corporation” (within the meaning of Section 424(e) and (f) of the Code) of the Company;

(ii)          the Employee’s customary employment is for twenty (20) hours or more per week (or such lesser number of hours established by the Committee on a uniform and nondiscriminatory basis);

(iii)       solely to the extent provided by the Committee in connection with the Offering Period, the Employee has been employed by the Company or any of its Subsidiaries for a period of not less than two (2) years (or such lesser period established by the Committee on a uniform and nondiscriminatory basis); and

(iv)      solely to the extent provided by the Committee in connection with the Offering Period, the Employee customarily works a minimum of five (5) months per year (or such lesser number of months established by the Committee on a uniform and nondiscriminatory basis).

If the Committee permits any Eligible Employee of a Subsidiary to participate in the Plan during an Offering Period, then all Eligible Employees of that Subsidiary shall also be permitted to participate in the Plan during such Offering Period.  The Committee may also determine that a designated group of “highly compensated employees” (within the meaning of Section 414(q) of the Code) are ineligible to participate in the Plan during an Offering Period.

(h)         “Employee” shall mean any person on the active employment payroll of the Company or any of its Subsidiaries.  Any person classified by the Company or any of its Subsidiaries at the time services are provided as an independent contractor or consultant shall not be eligible to participate in the Plan during the period which he or she is so classified even if later retroactively reclassified as an Employee during all or any part of such period pursuant to applicable law or otherwise.

(i)             “Enrollment Date” shall mean the first day of an Offering Period.

(j)             “Exercise Date” shall mean the last day of an Offering Period.

(k)          “Fair Market Value” for purposes of the Plan, unless otherwise required by the Code, shall mean, as of any date, the closing sale price per Ordinary Share as published by the principal national securities exchange on which the Ordinary Shares are traded on such date or, if there is no sale of Ordinary Shares on such date, the average of the bid and asked prices on such exchange at the close of trading on such date, or if Ordinary Shares are not listed on a national securities exchange on such date, the last reported trading price or, if none, the average of the bid and asked prices in the over-the-counter market at the close of trading on such date.  If there is no such reported price for the Ordinary Shares for the date in question due to the applicable stock market not being open for trading, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

(l)             “Offering Period” shall mean the three-(3) month period commencing on September 1, 2002 (or such later date as established by the Committee) and ending on November 30, 2002, and each successive three-(3) month period thereafter.  To the extent permitted under Section 423 of the Code, the Committee shall have the power to change the duration of future Offering Periods and the commencement dates thereof.

(m)       “Ordinary Shares” shall mean the Company’s Ordinary Shares, NIS 0.01 par value per share.

(n)         “Participant” shall mean any Eligible Employee for whom an Account is maintained under the Plan.

(o)         “Plan” shall mean this RadView Software Ltd. Employee Stock Purchase Plan, as amended from time to time.

(p)         “Purchase Price” shall mean, subject to adjustment pursuant to Section 10 hereof, eighty-five percent (85%) of the lesser of the Fair Market Value of an Ordinary Share on (i) the Enrollment Date or (ii) the Exercise Date.

(q)         “Subsidiary” shall mean any “subsidiary corporation” of the Company (within the meaning of Section 424(f) of the Code) that is designated by the Committee as an eligible Subsidiary under the Plan from time to time.

3.               Available Shares.  Subject to adjustment as provided in Section 10, the maximum number of Ordinary Shares that may be issued under the Plan shall not exceed 1,500,000 shares.  Such shares may be either authorized and unissued or held by the Company in its treasury.  Subject to applicable law and the Company’s Articles of Association, the Company may satisfy its obligation hereunder by purchasing previously issued and outstanding Ordinary Shares.  Subject to adjustment pursuant to Section 10 or as otherwise determined by the Committee prior to the commencement of any Offering Period, the maximum number of Ordinary Shares a Participant may purchase during each  Offering Period shall not exceed 15,000 shares.

4.               Administration.  The Plan shall be administered by the Company’s Compensation Committee or such other committee appointed by the Board from time to time.  Subject to the provisions of the Plan, the Committee, acting in its sole and absolute discretion, shall have full power and authority to interpret the provisions of the Plan, to change the time covered by an Offering Period, to supervise the administration of the Plan, and to take such other action as may be necessary or desirable in order to carry out the provisions of the Plan.  A majority of the members of the Committee shall constitute a quorum.  The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by written consent.  The decision of the Committee, including questions of construction, interpretation and administration, shall be final, binding and conclusive on all persons. No member of the board of directors or of the Committee shall be liable for any action or determination in good faith with respect to the plan.

5.               Eligibility and Enrollment.  An Eligible Employee shall become a Participant on the first Enrollment Date occurring on or after his or her satisfaction of the Plan’s eligibility requirements and completion of a Plan enrollment form authorizing payroll deductions.  Such enrollment form must be filed with the Company prior to the applicable Offering Period and during the enrollment period established by the Company.  Payroll deductions for a Participant shall commence with the first payroll and shall end with the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant in accordance with the provisions hereof.  Notwithstanding any provisions of the Plan to the contrary, to the extent required by applicable law, no Participant may be granted the right to purchase Ordinary Shares under the Plan if and to the extent that the Participant’s right to purchase stock under all employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company or a Subsidiary would accrue at a rate which exceeds US$25,000 in Fair Market Value (determined at the time of grant) in accordance with the Code for each calendar year in which such right is outstanding.

6.               Payroll Deduction.  At the time a Participant enrolls in the Plan, he or she must elect the amount to be deducted from each paycheck during the Offering Period(s) covered by the election, provided that (i) unless otherwise determined by the Committee with respect to future Offering Periods, no more than ten percent (10%) of a Participant’s Compensation may be withheld under the Plan on any pay date, and (ii) the Committee, acting in its discretion and in a uniform and nondiscriminatory manner, may establish a minimum required amount or percentage of Compensation which must be withheld during an Offering Period.  All payroll deductions made for a Participant shall be credited to the Participant’s Account.  Interest shall not accrue on any amounts credited to a Participant’s Account.  The rate of a Participant’s contribution, once established, shall remain in effect for all subsequent Offering Periods unless changed by the Participant in writing at such time and in such manner as the Committee may prescribe.

7.               Purchase of Shares.  On each Exercise Date, the amount credited to a Participant’s Account shall be used to purchase a whole number of Ordinary Shares, the number of which will be determined by dividing the amount credited to the Participant’s Account by the Purchase Price per share.  Any amount remaining in the Participant’s Account shall be credited to the Participant’s Account as of the beginning of the next Offering Period. If the total number of Ordinary Shares to be purchased as of an Exercise Date, when aggregated with the Ordinary Shares previously-purchased under the Plan, exceeds the number of shares then authorized for issuance under the Plan, a pro-rata allocation of the available shares shall be made among the Participants based upon the amounts in their respective Accounts as of the Exercise Date.

8.               Discontinuance or Withdrawal; Withholding Changes.

(a)          Discontinuance or Withdrawal.  At any time during an Offering Period, a Participant may notify the Company that he or she wishes to discontinue contributions under the Plan.  This notice shall be in writing and shall become effective as soon as practicable following its receipt by the Company.  A Participant may elect to withdraw all, but not less than all, of the amount of his or her Account at any time during an Offering Period, except on the Exercise Date with respect to that Offering Period.  If a withdrawal is made during an Offering Period, no further contributions shall be permitted during that Offering Period by the withdrawing Participant.

(b)         Withholding Changes.  At any time during an Offering Period, a Participant may increase or decrease the rate of his or her payroll deductions by completing or filing with the Company a new enrollment form authorizing a change in payroll deduction rate.  The Committee may, in its discretion, limit the number of payroll deduction rate changes during any Offering Period.  The change in rate shall be effective as soon as practicable following the Company’s receipt of the new enrollment form.

(c)          Termination of Employment.  Any Participant whose employment with the Company and its Subsidiaries is terminated for any reason before an Exercise Date shall thereupon cease being a Participant.  The total amount credited to the Participant’s Account during the Offering Period shall be returned to the Participant or, in the case of a deceased Participant, to the Participant’s beneficiary, as soon as practicable after the Participant’s termination of employment.

9.               Rights as a Shareholder.  No Ordinary Shares shall be issued under the Plan until full payment therefor has been made.  A Participant shall have no rights as a shareholder with respect to any shares until the date a stock certificate (or its equivalent) for such shares is issued to him or her.  Except as otherwise specifically provided herein, no adjustments shall be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate (or its equivalent) is issued.

10.         Capital Changes; Reorganization; Sale.

(a)          Adjustments Upon Changes in Capitalization.  The maximum number and class of Ordinary Shares which may be issued under the Plan and purchased by a Participant, as well as the number and class of Ordinary Shares and the price per share covered by each right outstanding under the Plan which has not yet been exercised, shall be adjusted proportionately or as otherwise appropriate to reflect any increase or decrease in the number of issued Ordinary Shares resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of a stock dividend, and/or to reflect a change in the character or class of shares covered by the Plan arising from a readjustment or recapitalization.

(b)         Cash, Stock or Other Property for Stock.  Except as otherwise provided in this Section, in the event of an Exchange Transaction (as defined below), each Participant shall be permitted to purchase Ordinary Shares with the balance of his or her Account immediately prior to such Exchange Transaction, and any amount credited to a Participant’s Account which is not used to purchase Ordinary Shares before the Exchange Transaction shall be distributed to the Participant.  Notwithstanding the preceding sentence, (i) if, as part of the Exchange Transaction, the shareholders of the Company receive capital stock of another corporation (“Exchange Stock”) in exchange for their Ordinary Shares (whether or not such Exchange Stock is the sole consideration), and if the Board, in its sole discretion, so directs, then the rights of all Participants to purchase Ordinary Shares shall be converted into rights to purchase shares of Exchange Stock on an economically equivalent basis; and (ii) the Board, acting in its discretion, may suspend operation of the Plan as of any date that occurs after a contract is made which, if consummated, would result in an Exchange Transaction and before the Exchange Transaction is consummated.

(c)          Definition of Exchange Transaction.  For purposes hereof, the term “Exchange Transaction” shall mean a merger (other than a merger of the Company in which the holders of Ordinary Shares immediately prior to the merger have the same proportionate ownership of Ordinary Shares in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company), liquidation of the Company or any other similar transaction or event so designated by the Board in its sole discretion, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for or in connection with their Ordinary Shares.

(d)         Determination of Board to be Final.  All adjustments under this Section 10 shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

11.         Amendment and Termination.  The Board may amend or terminate the Plan at any time; provided, however, that, except as otherwise provided in Section 10 hereof, any amendment which increases the aggregate number of Ordinary Shares which may be issued under the Plan, modifies the corporations or class of corporations whose employees are offered options under the Plan or otherwise requires shareholder approval under applicable law shall be subject to the approval of the Company’s shareholders.

12.         Transferability.  The rights of a Participant to purchase Ordinary Shares under the Plan are not assignable or transferable and may only be exercised during the Participant’s lifetime by the Participant.  A Participant may file a written designation of a beneficiary who is to receive the amount credited to the Participant’s Account in the event of the Participant’s death during an Offering Period.  A Participant’s beneficiary designation may be changed by the Participant at any time by written notice.  In the event of the death of a Participant and in the absence of a validly designated beneficiary who is living at the time of the Participant’s death, the Participant’s estate shall be deemed to be his or her designated beneficiary.

13.         No Rights Conferred.  Nothing contained in the Plan shall be deemed to give any individual any right to be retained in the employ of the Company and its Subsidiaries or to interfere with the right of the Company and its Subsidiaries to discharge him or her at any time.

14.         Use of Funds.  All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

15.         Legal Requirements.  The Committee may impose such other conditions with respect to the purchase of Ordinary Shares hereunder, including, without limitation, any conditions relating to the application of federal or state securities laws and/or any exchange or listing requirements as it may deem necessary or advisable.

16.         Governing Law.  The Plan shall be governed by, and interpreted in accordance with, the laws of the State of Israel; provided, however, that in the case of any conflict between the laws of the State of Israel and applicable federal laws of the United States of America, the federal laws of the United States of America shall govern to the extent necessary to ensure favorable tax treatment under Section 423 of the Code.

17.         Decisions and Determinations.  Any decision or determination made by the Board pursuant to the provisions hereof and, except to the extent rights or powers under the Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee are final, binding and conclusive.

18.         Effective Date.  The Plan shall become effective as of the date of its adoption by the Board, subject to approval by the Company’s shareholders within twelve (12) months thereafter.